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                                                  ONE SHELL PLAZA     AUSTIN
                                                  910 LOUISIANA       BAKU
BAKER BOTTS L.L.P.                                HOUSTON, TEXAS      DALLAS
                                                  77002-4995          HOUSTON
                                                  713.229.1234        LONDON
                                                  FAX 713.229.1522    NEW YORK
                                                                      RIYADH
                                                                      WASHINGTON





EXHIBIT 5



May 30, 2001



Edge Petroleum Corporation
Texaco Heritage Plaza
1111 Bagby, Suite 2100
Houston, Texas 77002

Ladies and Gentlemen:

         As set forth in the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Edge Petroleum Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 475,000 shares (the "Shares") of common stock of the Company, par value $0.01 per share (the "Common Stock"), that may be issued pursuant to the terms of the Amended and Restated Edge Petroleum Corporation Elias Stock Incentive Plan (the "Plan"), certain legal matters in connection with the Shares are being passed upon for the Company by us. 300,000 of the Shares (the "Outstanding Option Shares") are issuable pursuant to Nonqualified Stock Option Agreements dated January 8, 1999, January 3, 2000 and January 2, 2001 between the Company and John W. Elias (the "Option Agreements"), and 175,000 of the Shares (the "Shares Available for Grant") are issuable pursuant to subsequent option grants (the "Subsequent Option Grants") and restricted stock grants (the "Restricted Stock Grants") under the Plan. At your request, this opinion is being furnished to you for filing as Exhibit 5 to the Registration Statement.

         In our capacity as your counsel in the connection referred to above, we have examined the Company's Restated Certificate of Incorporation and Bylaws, each as amended to date, and the originals, or copies certified or otherwise identified, of corporate records of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company with respect to the accuracy of the material factual matters contained in such certificates.

         We have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete. In addition, we have assumed for purposes of paragraphs 2 and 3 below that the consideration received by the Company for the Shares purchased will be not less than the par value of the Shares.

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BAKER BOTTS L.L.P.

Edge Petroleum Corporation                  2                       May 30, 2001



         On the basis of the foregoing, and subject to the assumptions, limitations and qualifications hereinafter set forth, we are of the opinion that:

                  1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware.

                  2. Upon the issuance and sale of the Outstanding Option Shares pursuant to the provisions of the Plan and the Option Agreements, such Outstanding Option Shares will be duly authorized by all necessary corporate action on the part of the Company, validly issued, fully paid and nonassessable.

                  3. Upon (i) issuance and sale of any Shares Available for Grant pursuant to the provisions of the Plan and any Subsequent Option Agreement for consideration fixed by the Board of Directors, and (ii) issuance of any Shares Available for Grant pursuant to the provisions of the Plan and any Restricted Stock Grant, such Shares Available for Grant will be duly authorized by all necessary corporate action on the part of the Company, validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                         Very truly yours,



                                         /s/   Baker Botts L.L.P.




JDG/MRK